EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


  In connection with the Annual Report of 2003 of ACNB Corporation (the "corporation") for the period ended December 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), I, John W. Krichten, Secretary & Treasurer, of the Corporation, certify, pursuant to 18 U.S.C. ss.1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that:

3. The Report fully complies with the requirements of Section 13(a) or15(d) of the Securities Exchange Act of 1934; and

4. To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of and for the period covered by the Report.


                            By:         /S/ JOHN W. KRICHTEN
                                -----------------------------------------------

                                John W. Krichten, Secretary & Treasurer

                                Date: February 27, 2004

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